CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made part of the registration statement


                                                         /s/ Arthur Andersen LLP

Boston, Massachusetts
January 8, 1998


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